UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Ingevity Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 11, 2018 Dear Fellow Stockholder, We have previously sent to you proxy materials--or a notice of Internet availability of such materials--for our Annual Meeting of Stockholders, scheduled to be held on April 26, 2018. To date, we have not received your proxy. Your Board of Directors unanimously recommends that you vote FOR the director nominees in Proposal 1 and FOR Proposals 2 and 3. Your vote is important, no matter how many or how few shares you may own. To ensure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. If you hold your shares in multiple accounts, please be sure to vote using each proxy card you receive. Thank you for your support, D. Michael Wilson Chief Executive Officer & President REMEMBER: You can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed proxy card. If you have any questions or need assistance in voting your shares, please call our proxy solicitor: INNISFREE M&A INCORPORATED TOLL-FREE, at 1-888-750-5834.